CONTACT:

For Smart Online:
Steve Leon
Technopolis® Communications Inc.
512-288-0950
sl@technopolis.com

JPMorgan Chase private-labels small-biz Web services from Smart Online

RESEARCH TRIANGLE PARK, N.C., April 19, 2005 — JPMorgan Chase is private-labeling from Smart Online® Inc. (OTC Bulletin Board: SOLN) Web-native applications with which small business owners may research and write business plans, incorporate, prepare personnel policies, apply for loans, draft leases for office space and equipment, establish retirement plans, and more.

Small business customers of JPMorgan Chase may use Smart Online’s applications by selecting “business services” at http://www.chase.com/smallbusiness.

Over time, the applications available to JPMorgan Chase customers will evolve to include Smart Online’s next-generation service, OneBiz Conductor, a dashboard suite of Web-based services that organizes and integrates sales, inventory, accounting, human resources, shipping, collaboration and other aspects of commerce. Introduced in February, OneBiz Conductor gives entrepreneurs, owners and managers of companies with up to 500 employees the power to start, run and grow a business from one display screen in any Web browser.

JPMorgan Chase joins a network of banks, publishers and other companies that private-label “Software-as-Service” applications from Smart Online to expand the range of premium products and services they offer to subscribers and customers. This network of companies includes, among others, Union Bank of California, Bank One, Inc. Magazine, FastCompany Magazine and BusinessWeek Magazine.

Smart Online’s Web-based services create new opportunities for banks, publishers, and other companies that market to small businesses in the United States. According to the Small Business Administration there are approximately 23.7 million small businesses in the United States, a market that represents 99.7 percent of all employers, generated 60 to 80 percent of net new jobs annually over the last decade and created more than 50 percent of the non-farm, private, gross domestic product of the United States.

About JPMorgan Chase

JPMorgan Chase, www.chase.com and www.jpmorganchase.com, has assets of approximately $1.1 trillion and operations in more than 50 countries. The firm is a leader in investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. The headquarters for JPMorgan Chase is located in New York.

About Smart Online

Smart Online Inc., www.smartonline.com, is one of the pioneers of Web-native applications and is the first vendor to offer a private label syndicated online business platform that enables Web delivery of critical applications and services for small-to-medium businesses. Smart Online led the industry by converting to Software-as-Service (SaS) Web delivery in 1999. Today, the company markets Web-based applications to customers via Smart Online’s Web site and by private labeling its syndicated software services for use on large corporate Web sites in the financial services, media, manufacturing and telco industries.

Forward Looking Statements and

Further Information

Statements in this press release that are “forward-looking statements,” which includes plans for new products, are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, delays in development schedules, changes in market conditions and product announcements by other companies.

For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factors Section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2004, copies of which may be obtained on the website of the Securities and Exchange Commission. All information in this press release is as of April 19, 2005. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.

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